FOR IMMEDIATE RELEASE

CONTACT:	Curt Hecker, CEO
Intermountain Community Bancorp
	(208) 263-0505	curt.hecker@panhandlebank.com

Doug Wright, Executive Vice President & CFO
Intermountain Community Bancorp
	(509) 363-2635	doug.wright@intermountainbank.com

Intermountain Community Bancorp Reports Third Quarter Earnings

Sandpoint, Idaho, October 24, 2013 - Intermountain Community Bancorp (NASDAQ - IMCB), the holding company for Panhandle State Bank, reported $1.5 million, or $0.23 per diluted share, in net income applicable to common shareholders for the quarter ended September 30, 2013, as compared to net income of $1.5 million, or $0.23 per share, and $343,000, or $0.05 per share, in the second quarter of 2013 and the third quarter of 2012, respectively. For the third quarter of 2013, lower interest and operating expense and a modest recovery of loan loss provision expense offset lower interest and other income to produce comparable results to the second quarter. Reductions in interest, operating and loan loss provision expenses also drove the improvement over the third quarter of last year.

For the nine-month period ending September 30, 2013, net income applicable to common shareholders was $4.0 million, or $0.62 per diluted share, compared to $978,000, or $0.17 per diluted share for the same time period in 2012 as a result of lower loan loss provisions, higher non-interest income and lower operating expenses, which offset lower net interest income.

"We continue to see steady growth in our regional markets despite uneven economic growth and external volatility," said Curt Hecker, Chief Executive Officer of the Company. "The Bank is actively engaged in fostering economic development through support of local businesses, and we feel this is key to our ongoing organic growth," he added.

Third Quarter 2013 Highlights (at or for the period ended September 30, 2013, compared to June 30, 2013, and September 30, 2012)

▪
Interest expense continued to decline, totaling $901,000 for the third quarter of 2013, compared to $951,000 for the second quarter of 2013 and $1.3 million in the third quarter of 2012. For the 9 months ended September 30, 2013, interest expense is down $1.2 million or 30.3% from the same period a year ago.

▪
Operating expense declined to $8.1 million from $8.2 million in both the second quarter of 2013 and third quarter of 2012, respectively. For the 9 months ended September 30, 2013, operating expense is down $272,000 or 1.1% from the prior year.

▪
$82,000 in loan loss provision was recovered during the third quarter, resulting in total provision for the 9-month 2013 period of $344,000, a 90.7% reduction from the $3.7 million recorded for the same time period in 2012. The Company has experienced net recoveries of previous loans charged off for two consecutive quarters.

▪
Nonperforming assets (NPAs) dropped to 0.77% of total assets at September 30, 2013 from 1.00% at June 30, 2013 and 1.18% at September 30, 2012, as the Company continued to reduce problem assets. The Company's "Texas Ratio" (Non-performing assets divided by tangible equity plus the allowance for loan loss) now stands at 5.8%.

▪
Company CEO Curt Hecker represented Idaho and community bankers nationwide at a national forum hosted by the Federal Reserve Board and the Conference of State Bank Supervisors. He participated in a panel addressing the critical role community banks play for small businesses and overall US economic growth.

Assets and Loan Portfolio Summary

Assets totaled $923.8 million at September 30, 2013, compared to $930.6 million at June 30, 2013 and $953.3 million at September 30, 2012, respectively. The reduction from prior periods primarily reflects the use of cash to pay down non-core liabilities, including brokered Certificates of Deposit ("CDs") and Federal Home Loan Bank advances. Net loans receivable decreased by $2.5 million from June 30, but were up $17.4 million, or 3.5%, over September 30, 2012. Increases in commercial real estate and agricultural loans led to the improvement over last year, as the Company saw modest increases in loan demand in its markets.

The following tables summarize the Company's loan portfolio by type and geographic region, and provide trending information over the prior year.

LOANS BY CATEGORIES
(Dollars in thousands)	9/30/2013	% of total	6/30/2013	% of total	9/30/2012	% of total
Commercial loans	$111,238	21.1%	$113,699	21.4%	$115,203	22.5%
Commercial real estate	185,116	35.1	190,816	36.0	174,965	34.2
Commercial construction	6,305	1.2	10,085	1.9	2,573	0.5
Land and land development	34,172	6.5	30,895	5.8	33,814	6.6
Agriculture	97,453	18.4	94,831	17.8	87,851	17.2
Multifamily	15,802	3.0	15,271	2.9	17,849	3.5
Residential real estate	61,185	11.6	58,309	11.0	59,367	11.6
Residential construction	1,721	0.3	2,004	0.4	532	0.1
Consumer	9,084	1.7	8,843	1.7	9,724	1.9
Municipal	6,107	1.1	6,029	1.1	9,827	1.9
Total loans receivable	$528,183	100.0%	$530,782	100.0%	$511,705	100.0%
Allowance for loan losses	(8,030)		(8,042)		(9,088)
Net deferred origination costs	86		—		235
Loans receivable, net	$520,239		$522,740		$502,852

LOAN PORTFOLIO BY LOCATION September 30, 2013
(Dollars in thousands)	North Idaho - Eastern Washington	Magic Valley Idaho	Greater Boise Area	E. Oregon, SW Idaho, excluding Boise	Other	Total	% of Loan type to total loans
Commercial loans	$80,249	$4,880	$9,741	$15,111	$1,257	$111,238	21.1%
Commercial real estate	126,447	10,191	9,401	17,943	21,134	185,116	35.1
Commercial construction	5,124	—	145	—	1,036	6,305	1.2
Land and land development	25,120	1,412	5,652	1,327	661	34,172	6.5
Agriculture	1,946	4,513	24,383	62,771	3,840	97,453	18.4
Multifamily	9,803	150	4,630	30	1,189	15,802	3.0
Residential real estate	43,910	3,435	4,564	6,809	2,467	61,185	11.6
Residential construction	1,608	—	—	113	—	1,721	0.3
Consumer	5,399	1,100	748	1,540	297	9,084	1.7
Municipal	4,784	1,323	—	—	—	6,107	1.1
Total	$304,390	$27,004	$59,264	$105,644	$31,881	$528,183	100.0%
Percent of total loans in geographic area	57.7%	5.1%	11.2%	20.0%	6.0%	100.0%

Asset Quality

Nonperforming loans totaled $2.9 million at September 30, 2013, down from $4.8 million at June 30, 2013 and $5.6 million at the end of the same period last year. The allowance for loan loss coverage of non-performing loans increased to 281.8% in the third quarter, up from 167.6% at June 30, 2013 and 161.2% at September 30, 2012, respectively.

NPAs were $7.1 million at quarter end, compared to $9.3 million at June 30, 2013, and $11.3 million at September 30, 2012. Outstanding troubled debt restructured loans totaled $9.2 million, down from $11.8 million at June 30, 2013, but up from $2.9 million at September 30, 2012.

Classified loans totaled $23.1 million at quarter end, down from $26.3 million at June 30, 2013 and $32.7 million at September 30, 2012. Classified loans are loans in which the Company anticipates potential problems in obtaining repayment of principal and interest per the contractual terms, but does not necessarily believe that losses will occur.

The following table summarizes nonperforming assets by type and provides trending information over the prior year.

NPA BY CATEGORY
(Dollars in thousands)	9/30/2013	% of total	6/30/2013	% of total	9/30/2012	% of total
Commercial loans	$1,066	15.0%	$1,417	15.2%	$3,400	30.2%
Commercial real estate	261	3.7	2,728	29.3	1,021	9.1
Land and land development	4,415	62.3	4,626	49.6	6,204	55.0
Agriculture	527	7.4	276	3.0	26	0.2
Residential real estate	814	11.5	173	1.9	609	5.4
Consumer	3	0.1	91	1.0	12	0.1
Total NPA by Categories	$7,086	100.0%	$9,311	100.0%	$11,272	100.0%

Commercial, commercial real estate and land development NPAs all showed decreases from the prior quarter, reflecting paydowns from sales activity. The increase in agricultural loans reflects moderately increased stress on this portfolio, and the increase in residential real estate resulted from the addition of one larger home loan. Land and land development loans still comprise the greatest proportion of NPA totals, primarily as a result of one large relationship. The majority of NPAs are in the North Idaho/Eastern Washington region, reflecting the Company's higher loan totals in these areas.

OREO balances totaled $4.2 million at September 30, 2013, compared to $4.5 million at June 30, 2013 and $5.6 million at September 30, 2012. The Company sold 1 property totaling $280,000 in the third quarter and had a reduction of the net valuation adjustments of $14,000. A total of 3 properties remained in the OREO portfolio at quarter end, all of which are in land and land development.

Investment Portfolio, Deposit, Borrowings and Equity Summary

Investments available for sale increased by $8.4 million during the quarter, as the Company reinvested cash into a mix of shorter government agency securities and longer municipal bonds. The portfolio is down $25.3 million, however, from the same period ago, as the Company sold longer-term securities earlier in the year to reduce interest rate risk and moved several municipal bonds, totaling $8.2 million, into the held-to-maturity portfolio. The value of the Company's bond holdings generally stabilized during the third quarter, after falling in the second quarter as a result of increasing market rates in May and June. Prepayments on the Company's mortgage-backed securities also slowed, although they still remain at relatively high levels. "Weak economic growth, political uncertainty, and volatility resulting from speculation about Federal Reserve Board actions continue to create challenging investment and lending environments" said Chief Financial Officer Doug Wright. "Both the bank and its customers continue to approach the markets cautiously," he added.

Deposits totaled $711.1 million at September 30, 2013, compared to $699.5 million at June 30, 2013 and $722.1 million at the end of the third quarter last year. The table below provides information on both current composition and trends in the deposit portfolio.

DEPOSITS
(Dollars in thousands)	9/30/2013	% of total	6/30/2013	% of total	9/30/2012	% of total
Non-interest bearing demand accounts	$240,116	33.8%	$224,472	32%	$214,524	29.7%
Interest bearing demand accounts	100,572	14.1	100,490	14.4	89,941	12.5
Money market accounts	217,110	30.5	222,161	31.8	216,767	30.0
Savings & IRA accounts	66,683	9.4	64,390	9.2	74,315	10.3
Certificates of deposit (CDs)	35,827	5.0	37,495	5.4	47,509	6.6
Jumbo CDs	50,613	7.1	50,362	7.2	59,433	8.2
Brokered CDs	—	—	—	—	18,994	2.6
CDARS CDs to local customers	151	0.1	151	—	601	0.1
Total Deposits	$711,072	100.0%	$699,521	100.0%	$722,084	100.0%

Demand deposit account increases over both prior time periods reflect growth in business customer cash balances, customer preferences for shorter durations and seasonal activity. Money market accounts have been relatively stable, while the decrease in savings account balances from last year reflects the termination of a third party contract under which the Company held savings balances to secure credit cards. The Company continues to repay higher cost funding and has no brokered or other wholesale CDs outstanding. Non-interest bearing demand deposits comprise 33.8% of the deposit portfolio, as compared to 29.7% a year ago. Overall, low-cost transaction deposits represent 78.4% of the deposit portfolio, up from 72.2% at September 30, 2012.

Stockholders' equity totaled $115.0 million at September 30, 2013, compared to $113.0 million at June 30, 2013 and $113.6 million at September 30, 2012. The increase over last quarter and the prior year reflects earnings improvement, which more than offset the reduction in the value of the Company's securities portfolio since last year. Tangible book value per common share totaled $13.66 at September 30, 2013, compared to $13.38 at June 30, 2013 and $13.51 at September 30, 2012. The September 30, 2012 numbers have been adjusted for a 1-for-10 reverse stock split implemented by the Company in the fourth quarter of 2012.

Tangible stockholders' equity to tangible assets was 12.4%, compared to 12.1% at June 30, 2013 and 11.9% at the end of September last year. Tangible common equity to tangible assets was 9.5%, compared to 9.3% at June 30, 2013 and 9.1% at September 30, 2012.

Income Statement Summary

Net income applicable to common shareholders for the second quarter totaled $1.5 million, or $0.23 per common diluted share, compared to a net income applicable to common shareholders of $1.5 million, or $0.23 per common diluted share in the second quarter of 2013, and $343,000, or $0.05 per common diluted share in the third quarter of 2012. For the nine-month period ended September 30, 2013, net income applicable to common shareholders totaled $4.0 million, or $0.62 per common diluted share, compared to $978,000, or $0.17 per common diluted share for the same time period in 2012. Per share results for the quarter and nine-month period ending September 30, 2012 have been adjusted for the impact of a 1-for-10 reverse stock split, which became effective in October, 2012.

Third quarter 2013 net interest income before provision totaled $7.4 million, down from $7.5 million in the second quarter of 2013 and $7.7 million in the third quarter of 2012. The decrease from prior quarters reflects lower loan and investment interest income as downward pressure continued on asset yields. Decreasing interest expense partially offset the decrease in asset yields. The net interest margin was 3.46% for the third quarter, compared to 3.59% in the second quarter of 2013 and 3.47% in the third quarter of 2012. The yield on interest earning assets was 3.88% for the third quarter of 2013, versus 4.04% in both the second quarter of 2013 and the third quarter of 2012. The cost on interest-bearing liabilities was 0.44% for the quarter ended September 30, 2013, down from 0.48% and 0.60% for the quarters ended June 30, 2013 and September 30, 2012, respectively.

After experiencing two consecutive quarters of net recoveries on loans previously charged off, Intermountain recovered $82,000 of previously recorded provision for loan loss in the third quarter, after recording provisions of $247,000 in the second quarter of 2013 and $1.2 million in the third quarter of 2012, respectively. The Company experienced net recoveries of $70,000 during the third quarter, compared to net recoveries of $117,000 during the second quarter of 2013 and net chargeoffs of $2.3 million in the quarter ending September 30, 2012. For the nine-month period ended September 30, 2013, net charge-offs were $258,000 versus $7.3 million for the same period in 2012.

The tables below provide information on other income for the current three- and nine-month periods in comparison to prior periods.

Three Months Ended	9/30/2013	% of Total	6/30/2013	% of Total	9/30/2012	% of Total
	(Dollars in thousands)
Fees and service charges	$1,858	73%	$1,964	68%	$1,620	63%
Loan related fee income	506	20	627	22	768	30
Net gain on sale of securities	180	7	163	6	—	—
Net gain (loss) on sale of other assets	(8)	—	2	—	(7)	—
Other-than-temporary credit impairment on investment securities	—	—	(21)	(1)	(34)	(1)
BOLI income	83	3	85	3	86	3
Hedge fair value adjustment	89	4	80	3	(6)	—
Unexercised warrant liability fair value adjustment	(179)	(7)	(54)	(2)	(49)	(2)
Other income	(4)	—	40	1	174	7
Total	$2,525	100%	$2,886	100%	$2,552	100%

Nine Months Ended	9/30/2013	% of Total	9/30/2012	% of Total
	(Dollars in thousands)
Fees and service charges	5,429	68%	4,657	61%
Loan related fee income	1,768	22	2,216	29
Net gain on sale of securities	384	5	585	8
Net gain on sale of other assets	(2)	—	15	—
Other-than-temporary credit impairment on investment securities	(63)	(1)	(357)	(5)
BOLI income	252	3	260	3
Hedge fair value adjustment	235	3	(300)	(4)
Unexercised warrant liability fair value	(177)	(2)	108	1
Other income	149	2	572	7
Total	7,975	100%	7,756	100%

Other income in the third quarter of 2013 was $2.5 million, down from $2.9 million and $2.6 million in the second quarter of 2013 and third quarter of 2012, respectively. Lower mortgage origination income and a negative fair value adjustment on the Company's unexercised warrant liability produced most of the decrease. Reflecting higher mortgage rates in the third quarter, mortgage refinance activity slowed for both the Company and the industry.

For the comparative nine-month periods, other income increased by $219,000 as increases in investment services income and hedge fair value adjustments offset lower mortgage origination fees, secured savings contract income and unexercised warrant liability fair value adjustments.

The tables below provide information on operating expenses for the current three- and nine-month periods in comparison to prior periods.

Three Months Ended	9/30/13	% of Total	6/30/13	% of Total	9/30/12	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$4,133	51%	$4,283	53%	$4,103	50%
Occupancy expense	1,120	14	1,174	14	1,230	15
Technology	982	12	925	11	894	11
Advertising	194	2	180	2	178	2
Fees and service charges	88	1	85	1	141	2
Printing, postage and supplies	176	2	173	2	178	2
Legal and accounting	350	5	483	6	507	6
FDIC assessment	145	2	165	2	306	4
OREO operations	139	2	32	—	39	—
Other expense	766	9	720	9	666	8
Total	$8,093	100%	$8,220	100%	$8,242	100%

Nine Months Ended	9/30/2013	% of Total	9/30/2012	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$12,591	52%	$12,110	49%
Occupancy expense	3,479	14	3,688	15%
Technology	2,783	11	2,688	11%
Advertising	488	2	459	2%
Fees and service charges	267	1	466	2%
Printing, postage and supplies	566	2	779	3%
Legal and accounting	1,181	5	1,292	5%
FDIC assessment	495	2	927	4%
OREO operations	281	1	263	1%
Other expense	2,359	10	2,090	8%
Total	$24,490	100%	$24,762	100%

Operating expenses decreased to $8.1 million in the third quarter of 2013, compared to $8.2 million in both prior periods, as decreases in occupancy, FDIC insurance, legal and accounting expenses offset increases in technology and OREO expenses. Technology expenses included additional one-time costs related to system upgrades that are expected to result in cost savings in future periods.

The Company recorded $24.5 million in operating expense for the nine-month period ended September 30, 2013, down from $24.8 million for the same nine-month period in 2012. Occupancy, FDIC insurance, printing, supplies, legal and accounting expenses were lower, which offset increases in salary, technology and other expenses.

The Company did not record any income tax provision or benefit during the quarter as it offset taxable income with net operating losses that it has carried forward from prior years. The Company maintains a $6.8 million tax valuation allowance, resulting in a net deferred tax asset of $14.9 million.

About Intermountain Community Bancorp:

Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d'Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

All data contained in this report have been prepared on a consolidated basis for Intermountain Community Bancorp. IMCB's shares are quoted on the NASDAQ, ticker symbol IMCB. Additional information on Intermountain Community Bancorp, and its internet banking services, can be found at www.intermountainbank.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to the following and the other risks described in the “Risk Factors,” “Business,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company's loan portfolio; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company's loan and other products; declines in the housing and real estate market; increases in unemployment or sustained high levels of unemployment; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED BALANCE SHEETS (Unaudited)
	9/30/2013	6/30/2013	9/30/2012
	(Dollars in thousands, except per share amounts)
ASSETS
Cash and cash equivalents:
Interest-bearing	$17,795	$33,474	$45,015
Non-interest bearing and vault	7,972	7,003	6,016
Restricted cash	12,236	12,464	12,710
Available-for-sale securities, at fair value	265,000	256,616	290,311
Held-to-maturity securities, at amortized cost	26,241	22,991	14,843
Federal Home Loan Bank of Seattle stock, at cost	2,228	2,228	2,290
Loans held for sale	721	1,081	5,070
Loans receivable, net	520,239	522,740	502,852
Accrued interest receivable	4,310	4,463	4,542
Office properties and equipment, net	35,420	35,408	36,031
Bank-owned life insurance	9,725	9,642	9,387
Other real estate owned (“OREO”)	4,236	4,512	5,636
Prepaid expenses and other assets	17,641	17,936	18,589
Total assets	$923,764	$930,558	$953,292

LIABILITIES
Deposits	$711,072	$699,521	$722,084
Securities sold subject to repurchase agreements	64,409	85,605	56,989
Advances from Federal Home Loan Bank	4,000	4,000	29,000
Unexercised stock warrant liability	1,004	826	899
Cashier checks issued and payable	3,174	2,278	266
Accrued interest payable	307	316	2,124
Other borrowings	16,527	16,527	16,527
Accrued expenses and other liabilities	8,321	8,440	11,819
Total liabilities	808,814	817,513	839,708

STOCKHOLDERS' EQUITY
Common stock - voting shares	96,358	96,358	96,330
Common stock - non-voting shares	31,941	31,941	31,941
Preferred stock, Series A	26,894	26,770	26,430
Accumulated other comprehensive income (1)	(331)	(641)	3,724
Accumulated deficit	(39,912)	(41,383)	(44,841)
Total stockholders' equity	114,950	113,045	113,584
Total liabilities and stockholders' equity	$923,764	$930,558	$953,292

Book value per common share, excluding preferred stock	$13.67	$13.39	$13.53
Tangible book value per common share, excluding preferred stock (2)	$13.66	$13.38	$13.51
Shares outstanding at end of period (3)	6,443,294	6,443,294	6,441,986
Stockholders' Equity to Total Assets	12.44%	12.15%	11.91%
Tangible Common Equity to Tangible Assets	9.53%	9.27%	9.13%

(1) Net of deferred income taxes.
(2) Amount represents common stockholders' equity less other intangible assets divided by total common shares outstanding.
(3) Share numbers for September 30, 2012 have been adjusted to reflect the impact of a 1-for-10 reverse stock split, effective, October 5, 2012.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	9/30/2013	6/30/2013	9/30/2012
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$6,802	$6,893	$7,031
Investments	1,517	1,580	1,896
Total interest income	8,319	8,473	8,927
Interest expense:
Deposits	471	510	736
Other borrowings	430	441	522
Total interest expense	901	951	1,258
Net interest income	7,418	7,522	7,669
Recovery of (provision for) losses on loans	82	(247)	(1,154)
Net interest income after provision for losses on loans	7,500	7,275	6,515
Other income:
Fees and service charges	1,858	1,964	1,620
Loan related fee income	506	627	768
Net gain on sale of securities	180	163	—
Net gain (loss) on sale of other assets	(8)	2	(7)
Other-than-temporary impairment (“OTTI”) losses on investments (1)	—	(21)	(34)
Bank-owned life insurance	83	85	86
Fair value adjustment on cash flow hedge	89	80	(6)
Unexercised warrant liability fair value adjustment	(179)	(54)	(49)
Other	(4)	40	174
Total other income	2,525	2,886	2,552
Operating expenses:
Salaries and employee benefits	4,133	4,283	4,103
Occupancy	1,120	1,174	1,230
Technology	982	925	894
Advertising	194	180	178
Fees and service charges	88	85	141
Printing, postage and supplies	176	173	178
Legal and accounting	350	483	507
FDIC assessment	145	165	306
OREO operations	139	32	39
Other expenses	766	720	666
Total operating expenses	8,093	8,220	8,242
Net income before income taxes	1,932	1,941	825
Income tax expense	—	—	—
Net income	1,932	1,941	825
Preferred stock dividend	461	460	482
Net income applicable to common stockholders	$1,471	$1,481	$343
Earnings per share — basic (1)	0.23	0.23	0.05
Earnings per share — diluted (1)	0.23	0.23	0.05
Weighted average common shares outstanding — basic (1)	6,443,294	6,443,294	6,441,986
Weighted average common shares outstanding — diluted (1)	6,497,886	6,484,762	6,458,227

(1) Share numbers for September 30, 2012 have been adjusted to reflect the impact of a 1-for-10 reverse stock split, effective, October 5, 2012.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Nine Months Ended
	9/30/2013	9/30/2012
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$20,406	$21,157
Investments	4,689	6,016
Total interest income	25,095	27,173
Interest expense:
Deposits	1,542	2,302
Borrowings	1,295	1,769
Total interest expense	2,837	4,071
Net interest income	22,258	23,102
Recovery of (provision for) losses on loans	(344)	(3,688)
Net interest income after provision for losses on loans	21,914	19,414
Other income (expense):
Fees and service charges	5,429	4,744
Loan related fee income	1,768	2,129
Net gain on sale of securities	384	585
Net gain on sale of other assets	(2)	15
Other-than-temporary impairment on investments	(63)	(357)
Bank-owned life insurance	252	260
Fair value adjustment on cash flow hedge	235	(300)
Unexercised warrant liability fair value adjustment	(177)	108
Other income	149	572
Total other income, net	7,975	7,756
Operating expenses:
Salaries and employee benefits	12,591	12,110
Occupancy expense	3,479	3,688
Technology	2,783	2,688
Advertising	488	459
Fees and service charges	267	466
Printing, postage and supplies	566	779
Legal and accounting	1,181	1,292
FDIC assessment	495	927
OREO operations	281	263
Other expenses	2,359	2,090
Total operating expenses	24,490	24,762
Income before income taxes	5,399	2,408
Income tax expense	—	—
Net income	5,399	2,408
Preferred stock dividend	1,380	1,430
Net Income applicable to common stockholders	$4,019	$978
Income per share - basic (1)	$0.62	$0.17
Income per share - diluted (1)	0.62	0.17
Weighted-average common shares outstanding - basic (1)	6,443,193	5,593,487
Weighted-average common shares outstanding - diluted (1)	6,488,094	5,610,026

(1) Share numbers for September 30, 2012 have been adjusted to reflect the impact of a 1-for-10 reverse stock split, effective, October 5, 2012.

INTERMOUNTAIN COMMUNITY BANCORP KEY PERFORMANCE RATIOS

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Net Interest Spread:
Yield on Loan Portfolio	5.02%	5.29%	5.38%	5.18%	5.48%
Yield on Investments & Cash	1.92%	1.99%	2.10%	1.93%	2.30%
Yield on Interest-Earning Assets	3.88%	4.04%	4.04%	3.94%	4.19%

Cost of Deposits	0.26%	0.29%	0.40%	0.29%	0.43%
Cost of Advances	3.07%	1.99%	2.21%	2.60%	2.21%
Cost of Borrowings	1.72%	1.89%	1.74%	1.77%	2.10%
Cost of Interest-Bearing Liabilities	0.44%	0.48%	0.60%	0.47%	0.65%
Net Interest Spread	3.44%	3.56%	3.44%	3.47%	3.54%

Net Interest Margin	3.46%	3.59%	3.47%	3.49%	3.56%

Performance Ratios:
Return on Average Assets	0.83%	0.84%	0.34%	0.77%	0.34%
Return on Average Common Stockholders' Equity	6.70%	6.77%	1.58%	6.11%	2.04%
Return on Average Common Tangible Equity (1)	6.70%	6.77%	1.58%	6.12%	2.05%
Operating Efficiency	81.39%	78.98%	80.64%	81.00%	80.24%
Noninterest Expense to Average Assets	3.46%	3.54%	3.41%	3.48%	3.46%

(1) Average common tangible equity is average common stockholders' equity less average other intangible assets.

INTERMOUNTAIN COMMUNITY BANCORP LOAN AND REGULATORY CAPITAL DATA

	9/30/2013	6/30/2013	9/30/2012
	(Dollars in thousands)
Loan Data
Net Charge-Offs to Average Net Loans (QTD Annualized)	(0.05)%	(0.09)%	1.79%
Loan Loss Allowance to Total Loans	1.52%	1.52%	1.79%

Nonperforming Assets:
Accruing Loans-90 Days Past Due	$42	$—	$—
Nonaccrual Loans	2,808	4,799	5,636
Total Nonperforming Loans	2,850	4,799	5,636
OREO	4,236	4,512	5,636
Total Nonperforming Assets (“NPA”)	$7,086	$9,311	$11,272

Outstanding Troubled Debt Restructured Loans	9,212	11,791	2,873
NPA to Total Assets	0.77%	1.00%	1.18%
NPA to Net Loans Receivable	1.36%	1.78%	2.24%
NPA to Estimated Risk Based Capital	5.60%	7.46%	9.17%
NPA to Tangible Equity + Allowance for Loan Loss	5.76%	7.69%	9.20%
Loan Delinquency Ratio (30 days and over)	0.31%	0.22%	0.21%

	9/30/2013	6/30/2013	9/30/2012
Allowance for Loan Loss by Loan Type	(Dollars in thousands)
Commercial loans	$1,764	$1,900	$3,073
Commercial real estate loans	2,514	2,736	2,728
Commercial construction loans	154	231	67
Land and land development loans	1,206	956	1,654
Agriculture loans	928	692	187
Multifamily loans	35	54	56
Residential real estate loans	1,255	1,195	1,042
Residential construction loans	38	44	13
Consumer loans	107	203	198
Municipal loans	29	31	70
Totals	$8,030	$8,042	$9,088

Regulatory Capital	Estimated	Actual	Actual
Total capital (to risk-weighted assets):	9/30/2013	6/30/2013	9/30/2012
The Company	21.13%	20.93%	20.86%
Panhandle State Bank	20.08%	19.72%	19.28%
Tier 1 capital (to risk-weighted assets):
The Company	19.88%	19.67%	19.61%
Panhandle State Bank	18.83%	18.47%	18.02%
Tier 1 capital (to average assets):
The Company	12.92%	12.90%	11.97%
Panhandle State Bank	12.24%	12.12%	11.11%